UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2018
Kemper Corporation
(Exact name of registrant as specified in its charter)
Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
200 E. Randolph Street, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of
the Exchange Act.    ☐

Section 2. – Financial Information

Item 2.02.	Results of Operations and Financial Condition.
The registrant, Kemper Corporation (“Kemper”), announced on October 22, 2018 that it anticipates its third quarter 2018 results will include the following items, several of which are one-time in nature:

•
A tax benefit of $20 million to $30 million as a result of an updated analysis of certain provisional amounts recorded for the effect of the Tax Cuts and Jobs Act on Kemper’s deferred income tax assets and liabilities;

•
Pre-tax catastrophe losses of $20 million to $25 million, mainly related to one wildfire and Hurricane Florence. The company does not expect to recover any of the losses under its reinsurance programs;

•
Transaction and integration expenses of $15 million to $20 million pre-tax in connection with the acquisition of Infinity Property and Casualty Corporation on July 2, 2018. Kemper’s results for the third quarter will include Infinity’s results from the date of acquisition and forward; and

•	Pre-tax charge of approximately $9 million for lease termination and other costs associated with the September 2018 relocation of Kemper’s corporate headquarters to the Aon Center in Chicago.
Previously, Kemper announced third quarter 2018 results will also include a pre-tax gain of $35.7 million related to the partial satisfaction of a judgment in its favor and against Computer Sciences Corporation and its parent, DXC Technology Company.
Cautionary Statements Regarding Forward-Looking Information
This Current Report on Form 8-K may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.
Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this report. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by Kemper with the U.S. Securities and Exchange Commission (“SEC”). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this report. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation
Date:	October 22, 2018	/s/ Richard Roeske
Richard Roeske
Vice President and Chief Accounting Officer